Exhibit 99.1

ST. PAUL PARK LOGISTICS

COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2016 AND FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (UNAUDITED)

AND AS OF DECEMBER 31, 2015 AND 2014 AND THE YEARS ENDED DECEMBER 31, 2015 AND 2014

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Stockholders of

Western Refining, Inc.

El Paso, Texas

We have audited the accompanying combined financial statements of St. Paul Park Logistics, which comprise the combined balance sheets as of December 31, 2015 and 2014, and the related combined statements of operations, division equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the preparation and fair presentation of the combined financial statements of St. Paul Park Logistics in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of St. Paul Park Logistics’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of St. Paul Park Logistics as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter

As described in Note 1, the accompanying combined financial statements have been derived from the consolidated financial statements and accounting records of Western Refining, Inc. and may not necessarily be indicative of the conditions that would have existed or the results of operations if St. Paul Park Logistics was operated as an unaffiliated company. The combined financial statements also include expense allocations for certain corporate functions historically provided by Western Refining, Inc. These allocations may not be reflective of the actual expenses which would have been incurred had St. Paul Park Logistics operated as a separate entity apart from Western Refining, Inc.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, MN

October 14, 2016

ST. PAUL PARK LOGISTICS

COMBINED BALANCE SHEETS

(In thousands)

	June 30, 2016	December 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Inventories	$281	$381	$435

Total current assets	281	381	435
Property, plant and equipment, net	105,454	108,890	112,347

Total assets	$105,735	$109,271	$112,782

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$462	$1,012	$1,281
Accrued liabilities	302	246	457

Total current liabilities	764	1,258	1,738

Commitments and contingencies
Equity:
Division equity	104,971	108,013	111,044

Total liabilities and division equity	$105,735	$109,271	$112,782

The accompanying notes are an integral part of these combined financial statements.

ST. PAUL PARK LOGISTICS

COMBINED STATEMENTS OF OPERATIONS

(In thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2016	2015	2015	2014
	(Unaudited)
Operating costs and expenses:
Operating and maintenance expenses	$11,174	$10,800	$21,500	$24,730
Selling, general and administrative expenses	548	471	947	1,211
Depreciation	4,422	4,291	8,472	8,747

Total operating costs and expenses	16,144	15,562	30,919	34,688

Net loss	$(16,144)	$(15,562)	$(30,919)	$(34,688)

The accompanying notes are an integral part of these combined financial statements.

ST. PAUL PARK LOGISTICS

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2016	2015	2015	2014
	(Unaudited)
Cash flows from operating activities:
Net loss	$(16,144)	$(15,562)	$(30,919)	$(34,688)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,422	4,291	8,472	8,747
Changes in operating assets and liabilities:
Inventories	100	123	54	(5)
Accounts payable and accrued liabilities	39	(827)	(865)	511

Net cash used in operating activities	(11,583)	(11,975)	(23,258)	(25,435)

Cash flows from investing activities:
Capital expenditures	(1,519)	(660)	(4,630)	(166)

Net cash used in investing activities	(1,519)	(660)	(4,630)	(166)

Cash flows from financing activities:
Contributions from parent	13,102	12,635	27,888	25,601

Net cash provided by financing activities	13,102	12,635	27,888	25,601

Net change in cash and cash equivalents	—	—	—	—
Cash and cash equivalents at beginning of period	—	—	—	—

Cash and cash equivalents at end of period	$—	$—	$—	$—

Non-cash investing activities:
Accrued capital expenditures	$78	$568	$611	$227

The accompanying notes are an integral part of these combined financial statements.

ST. PAUL PARK LOGISTICS

COMBINED STATEMENTS OF DIVISION EQUITY

(In thousands)

Balance at December 31, 2013	$120,131
Net loss	(34,688)
Contributions	25,601

Balance at December 31, 2014	111,044
Net loss	(30,919)
Contributions	27,888

Balance at December 31, 2015	108,013
Net loss (unaudited)	(16,144)
Contributions (unaudited)	13,102

Balance at June 30, 2016 (unaudited)	$104,971

The accompanying notes are an integral part of these combined financial statements.

ST. PAUL PARK LOGISTICS

NOTES TO COMBINED FINANCIAL STATEMENTS

1.	Description of Business and Basis of Presentation

St. Paul Park Logistics, or “we,” “our” or “us” includes terminalling, transportation and storage assets consisting of terminals and storage assets located on site at our St. Paul Park refinery and Cottage Grove tank farm (the “Contributed Assets”). We engage in the storage and terminalling of crude oil and refined products. These assets primarily receive, store and distribute crude oil, feedstock and refined products associated with the St. Paul Park refinery. We operate in Minnesota. We are a wholly-owned division of Western Refining, Inc. (“Western”). All of our business is transacted with Western.

The accompanying combined financial statements and related notes present the combined financial position, results of operations, cash flows and division equity of St. Paul Park Logistics. We have not reported comprehensive income due to the absence of items of other comprehensive income or loss during the periods presented. The combined financial statements include financial data at historical cost as the contribution of assets is considered to be a transaction between entities under common control. St. Paul Park Logistics has not historically operated the Contributed Assets to generate revenues independent of other Western businesses that they support.

The combined financial statements have been derived from Western’s consolidated financial statements and accounting records as if St. Paul Park Logistics operated on a stand-alone basis and are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). All intercompany transactions and account balances have been eliminated. The statements of operations also include expense allocations for certain functions historically performed by Western and not allocated to St. Paul Park Logistics including allocations of general corporate expenses related to executive oversight, accounting, treasury, tax, legal, information technology and procurement; and operating support services such as engineering, safety, environmental, insurance and logistics. These allocations were based on relative values of net property, plant and equipment, level of effort and Western employee head count. Our management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocation of expenses from Western are reasonable.

The combined financial statements may not include all of the expenses that would have been incurred and may not reflect our combined results of operations, financial position or cash flows had we been a stand-alone company during the periods presented.

The unaudited combined financial statements as of June 30, 2016, and for the six months ended June 30, 2016, and 2015, included herein, have been prepared in accordance with GAAP for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring accruals) that are necessary for a fair presentation of the results for the interim periods have been included. Results of operations for the six month period ended June 30, 2016, are not necessarily indicative of the results of operations that will be realized for the year ending December 31, 2016, or for any other period.

With respect to the audited and unaudited combined financial statements, we evaluated subsequent events through October 14, 2016, the date the audited annual and unaudited interim combined financial statements were issued. Any material subsequent events that occurred during this time have been properly recognized or disclosed in our combined financial statements.

2.	Summary of Accounting Policies

Inventories

Our additive inventories are recorded using the first-in, first-out (“FIFO”) valuation method. All additive inventories are purchased from third parties.

Property, Plant and Equipment

Property, plant and equipment are stated at cost.

Depreciation is provided on the straight-line method at rates based upon the estimated useful lives of the various classes of depreciable assets. The lives used in computing depreciation for such assets are as follows:

Tank farm and related assets	3-20 years
Terminals and related assets	3-20 years

ST. PAUL PARK LOGISTICS

NOTES TO COMBINED FINANCIAL STATEMENTS

Expenditures for periodic maintenance and repair costs are expensed when incurred. Such expenses are reported in operating and maintenance expenses in our Combined Statements of Operations.

Impairment of Long-Lived Assets

We review the carrying values of our long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of assets to be held and used may not be recoverable. A long-lived asset is not recoverable if its carrying amount exceeds the sum of the undiscounted cash flows expected to result from its use and eventual disposition. If a long-lived asset is not recoverable, an impairment loss is recognized in an amount by which its carrying amount exceeds its fair value.

In order to test long-lived assets for recoverability, we must make estimates of projected cash flows related to the asset being evaluated, which include but are not limited to, assumptions about the use or disposition of the asset, its estimated remaining life, and future expenditures necessary to maintain its existing service potential. In order to determine fair value, we must make certain estimates and assumptions including, among other things, an assessment of market conditions, projected volumes, cash flows, investment rates, interest/equity rates and growth rates, that could significantly impact the estimated fair value of the asset being tested for impairment.

The risk of long-lived asset impairment losses may increase to the extent that our results of operations or cash flows decline. Impairment losses may result in a material, non-cash write-down of long-lived assets. Furthermore, impairment losses could have a material effect on our results of operations and equity.

For assets to be disposed of, we report long-lived assets at the lower of carrying amount or fair value less cost to sell.

Cost Classifications

Operating and maintenance expenses include direct costs of labor, maintenance materials and services, natural gas, utilities, and other operating and maintenance expenses. Direct operating expenses also include insurance expense and property taxes.

Financial Instruments and Fair Value

The carrying amounts of accounts payable and accrued liabilities approximate their fair values due to their short-term maturities.

Asset Retirement Obligations

We are required to recognize certain obligations for the retirement of our tangible long-lived assets that result from acquisition, construction, development, and normal operation. A retirement obligation exits if a party is required to settle an obligation as a result of an existing or enacted law, statute, ordinance, or written or oral contract or by legal construction of a contract under the doctrine of promissory estoppels. We record the fair value of a liability for an asset retirement obligation (“ARO”) in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The increase in the ARO due to the passage of time is recorded as an operating expense (accretion expense). We currently have no such retirement obligations. We will continue to assess whether or not we would be required to record an ARO based upon changes in facts or circumstances.

Environmental and Other Loss Contingencies

We record liabilities for loss contingencies, including environmental remediation costs when such losses are probable and can be reasonably estimated. Loss contingency accruals, including those for environmental remediation are subject to revision as further information develops or circumstances change and such accruals can take into account the legal liability of other parties. Where the available information is sufficient to estimate the amount of liability, that estimate is used. Where the information is only sufficient to establish a range of probable liability and no point within the range is more likely than another, the lower end of the range is used. We are not currently aware of any such environmental or other loss contingency obligations.

ST. PAUL PARK LOGISTICS

NOTES TO COMBINED FINANCIAL STATEMENTS

Income Taxes

The operations of St. Paul Park Logistics are currently included in Northern Tier Energy LLC’s consolidated U.S. Return of Partnership Income. Northern Tier Energy LLC’s operations are treated as a partnership for federal income tax purposes and for state income tax purposes for those states that follow the Federal income tax treatment of partnerships, with each partner being separately taxed on its share of taxable income. As Northern Tier Energy LLC is a limited liability company treated as a “flow-through” entity for income tax purposes, there is no benefit or provision for federal or state income tax in the accompanying combined financial statements.

The Northern Tier Energy LLC U.S. federal and state tax returns for all years since its inception (July 26, 2012) are subject to examination by the respective tax authorities.

Segment Reporting

Due to the similarity of the assets we operate and how we manage our business, we have a single reportable operating segment for disclosure purposes.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on our accounting and reporting. We believe that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on our accounting or reporting or that such impact will not be material to our financial position, results of operations, or cash flows when implemented.

3.	Property, Plant and Equipment, Net

Property, plant and equipment, net was as follows:

	June 30,	December 31,
	2016	2015	2014
	(In thousands)
	(Unaudited)
Tank farm and related assets	$102,259	$101,761	$98,537
Terminals and related assets	26,038	25,550	23,760

	128,297	127,311	122,297
Accumulated depreciation	(22,843)	(18,421)	(9,950)

Property, plant and equipment, net	$105,454	$108,890	$112,347

Depreciation expense was $4.4 million, $4.3 million, $8.5 million and $8.7 million for the six months ended June 30, 2016, and 2015, and for the years ended December 31, 2015, and 2014, respectively.

4.	Contingencies

Like other operators of petroleum related storage and terminalling facilities, our operations are subject to extensive and periodically changing federal and state environmental regulations governing air emissions, wastewater discharges, and solid and hazardous waste management activities. Many of these regulations are becoming increasingly stringent and the cost of compliance can be expected to increase over time. Our policy is to accrue environmental and clean-up related costs of a non-capital nature when it is probable that a liability has been incurred and the amount can be reasonably estimated. Such estimates may be subject to revision in the future as regulations and other conditions change. We may receive communications from federal, state, and local governmental authorities asserting violations of environmental laws and/or regulations. These governmental entities may also propose or assess fines or require corrective action for such asserted violations. We intend to respond in a timely manner to all such communications and to take appropriate corrective action.

We are not currently aware of any environmental or other asserted or unasserted claims against the Contributed Assets.

ST. PAUL PARK LOGISTICS

NOTES TO COMBINED FINANCIAL STATEMENTS

5.	Related Party Transactions

Substantially all of our related party transactions were settled immediately through division equity. The balances in accounts payable and accrued liabilities represent amounts owed to employees of Western and to third-party vendors.

We have no employees. Western has the sole responsibility for providing the personnel necessary to conduct our operations, whether through directly hiring employees or by obtaining the services of personnel employed by others. All of the personnel that will conduct our business are employed or contracted by Western and its affiliates.

We have included indirect charges for executive oversight, accounting, treasury, tax, legal, information technology, procurement, safety, environmental, insurance, logistics and similar items. These indirect charges were as follows:

	Six Months Ended		Year Ended
	June 30,		December 31,
	2016	2015	2015	2014
	(In thousands)
	(Unaudited)
Operating and maintenance expenses	$2,157	$2,559	$4,566	$5,075
Selling, general and administrative expenses	440	471	901	1,211

	$2,597	$3,030	$5,467	$6,286

Our management believes the indirect charges allocated to us are a reasonable reflection of the utilization of services provided. However, those allocations may not fully reflect the expenses that would have been incurred had we been a stand-alone company during the periods presented.

6.	Subsequent Events

On September 15, 2016, Western Refining Logistics, LP acquired the assets and operations of St. Paul Park Logistics including terminals and storage assets located on site at Western’s St. Paul Park refinery and Cottage Grove tank farm for $195.0 million and 628,224 common units representing limited partner interests in Western Refining Logistics, LP (the “Transaction”).

In connection with the Transaction, a subsidiary of Western and a subsidiary of Western Refining Logistics, LP entered into a 10-year terminalling, transportation and storage services agreement (the “Terminalling Agreement”), which contains certain minimum volume commitments by Western’s subsidiary. Pursuant to the Terminalling Agreement, a subsidiary of Western Refining Logistics, LP has agreed to provide product storage services, product throughput services, and product additive and blending services at or near Western’s refinery located in St. Paul Park, Minnesota. The Terminalling Agreement may be extended for up to two renewal terms of five years each upon mutual agreement of the parties.